As filed with the Securities and Exchange Commission on October 7, 1997
                                                Registration No. 333-25173

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                         -------------------------

                                 FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -------------------------

                           VARI-L COMPANY, INC.
          (Exact name of registrant as specified in its charter)

          Colorado                                     06-0679347
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                          11101 East 51st Avenue
                          Denver, Colorado 80239
                              (303) 371-1560
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)

                              JOSEPH H. KISER
                           Chairman of the Board
                           Vari-L Company, Inc.
                          11101 East 51st Avenue
                          Denver, Colorado 80239
                              (303) 371-1560
            (Address, including zip code, and telephone number,
          including area code, of registrant's agent for service)

                        --------------------------

                              With copies to:

                          S. LEE TERRY, JR., Esq.
                           Gorsuch Kirgis L.L.C.
                       1401 17th Street, Suite 1100
                          Denver, Colorado  80202
                              (303) 299-8900

                        ---------------------------

     Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective when warranted by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
[ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE



                              PROPOSED       PROPOSED
TITLE OF                      MAXIMUM        MAXIMUM
EACH CLASS OF  AMOUNT         OFFERING       AGGREGATE      AMOUNT OF
SECURITIES TO  TO BE          PRICE PER      OFFERING       REGISTRATION
BE REGISTERED  REGISTERED     SHARE (1)      PRICE (1)      FEE


Common Stock,
$.01 par value per share 795,000   $9.625    $7,651,875     $2,318.75


(1) Estimated solely for the purpose of calculating the amount of the registration fee. The price of $9.625 per share is the last sale price reported by The Nasdaq Stock Market on September 9, 1997.

     The undersigned Company hereby files this post-effective amendment to this registration statement to remove from registration 629,122 shares of the Company's $0.01 par value Common Stock which remained unsold at the
end  of  the  offering made pursuant to this registration statement.   The
Company has filed a separate registration statement on Form S-3, Commission File No. 333-35435, to register the shares unsold in this offering along with other previously unregistered shares.



                                SIGNATURES

     Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 6, 1997.

                                   VARI-L COMPANY, INC.


                                   By:     /s/   David G. Sherman
                                        --------------------------------
                                        David G. Sherman, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



   /s/   Joseph H. Kiser           Date:  October 6, 1997
---------------------------------
Joseph H. Kiser, Chairman of the Board,
Chief Scientific Officer and Director



   /s/   David G. Sherman          Date:  October 6, 1997
---------------------------------
David G. Sherman, President,
Chief Executive Officer, Principal
Executive Officer, Principal
Financial Officer and Director



   /s/   Jon L. Clark              Date:  October 6, 1997
---------------------------------
Jon L. Clark, Vice President
of Finance and Principal
Accounting Officer



   /s/   Sarah L. Booher           Date:  October 6, 1997
---------------------------------
Sarah L. Booher, Director



   /s/   David A. Lisowski         Date:  October 6, 1997
---------------------------------
David A. Lisowski, Director